SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


                          May 31, 1996
                         Date of Report
               (Date of earliest event reported)


                    SPORTS HEROES, INC.
     (Exact name of registrant as specified in its charter)


       Delaware                  1-110933            65-0053475
(State or other juris-          (Commission         (IRS Employer
diction of incorporation)       File Number)       Identification)


               105 North Hudson Avenue, Suite 701
              Oklahoma City, Oklahoma   73102-4803
            (Address of Principal Executive Offices)


                         (405)272-5000
                 Registrant's telephone number,
                      including area code

Item 3.      Bankruptcy or Receivership.

On May 31, 1996, the Company filed a voluntary petition in the United States Bankruptcy Court for the Western District of Oklahoma under Chapter 11 of the Bankruptcy Code. The Company reported total assets of $7.1 million, including $2.9 million of goodwill, and total liabilities of $6.3 million as of December 31, 1995. The Company, as debtor-in-possession, intends to file a plan of reorganization by the end of September 1996.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SPORTS HEROES, INC.

                              G. GERALD MCGREEVY

                              G. Gerald McGreevy
                              Treasurer

Dated:  June 6, 1996